Investor Contact:

Media Contact:

Emma Jo Kauffman

Tawn Earnest

(615) 855-5525

(615) 855-5209

DOLLAR GENERAL TO PRESENT AT MERRILL LYNCH RETAILING FIELD TRIP

GOODLETTSVILLE, Tenn. – January 10, 2006 – Dollar General Corporation (NYSE: DG) will make a presentation to the investment community during the 29th Annual Merrill Lynch Retailing Field Trip on Wednesday, January 18, 2006, beginning at approximately 7:00 a.m. EST.  At that time, a webcast of the presentation and the accompanying slides can be accessed through the Company’s Web site at www.dollargeneral.com, in the “Investing” section at “Conference calls and Investor events.”  A replay of the webcast and the accompanying slides will remain available through February 1, 2006.

About Dollar General

Dollar General is a Fortune 500® discount retailer with 7,928 neighborhood stores as of December 30, 2005.  Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices.  The Company store support center is located in Goodlettsville, Tennessee. Dollar General’s Web site can be reached at www.dollargeneral.com.

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